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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )

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/x/	Definitive Proxy Statement
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/ /	Soliciting Material Pursuant to §240.14a-12
NATIONAL EQUIPMENT SERVICES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NATIONAL EQUIPMENT SERVICES, INC.

NOTICE OF 2002 ANNUAL MEETING
AND PROXY STATEMENT

NATIONAL EQUIPMENT SERVICES, INC.
1603 Orrington Avenue, Suite 1600
Evanston, Illinois 60201

Dear Stockholder:

        You are cordially invited to attend the Annual Meeting of Stockholders of National Equipment Services, Inc., which will be held on Thursday, May 30, 2002, at 1:00 p.m., local time, at LaSalle National Bank, 135 South LaSalle Street, Chicago, Illinois 60603.

        The Notice of Meeting, Proxy Statement and Proxy Form are included with this letter. The matters listed in the Notice of Meeting are more fully described in the Proxy Statement.

        It is important that your shares are represented and voted at the Annual Meeting, regardless of the size of your holdings. Accordingly, please mark, sign and date the enclosed Proxy Form and return it promptly in the enclosed envelope. If you attend the Annual Meeting, you may, of course, withdraw your proxy should you wish to vote in person.

                      Sincerely,

                      Paul R. Ingersoll
                       Senior Vice President and Secretary

NATIONAL EQUIPMENT SERVICES, INC.
1603 Orrington Avenue, Suite 1600
Evanston, Illinois 60201

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

        The Annual Meeting of Stockholders of National Equipment Services, Inc. (the "Company") will be held on Thursday, May 30, 2002, at 1:00 p.m., local time, at LaSalle National Bank, 135 South LaSalle Street, Chicago, Illinois 60603 to consider and take action with respect to the following matters:

  1.
  The election of two directors to hold office for a term of three years;

  2.
  The ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent public accountants for the year ending December 31, 2002; and

  3.
  The transaction of such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

        Holders of record of the Company's Common Stock at the close of business on April 8, 2002 are entitled to receive notice of and to vote on all matters presented at the Annual Meeting and at any adjournments or postponements thereof. A list of such stockholders will be available for examination by any stockholder for any purpose germane to the meeting during normal business hours at the Company's principal executive offices, 1603 Orrington Avenue, Suite 1600, Evanston, Illinois 60201, for a period of 10 days prior to the meeting, and at the meeting.

                      By Order of the Board of Directors

                      Paul R. Ingersoll
                       Senior Vice President and Secretary

April 29, 2002

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON AND REGARDLESS OF THE NUMBER OF SHARES YOU OWN, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY FORM AND MAIL IT PROMPTLY IN THE ENVELOPE PROVIDED TO ENSURE THAT YOUR SHARES WILL BE REPRESENTED. YOU MAY NEVERTHELESS VOTE IN PERSON IF YOU ATTEND THE ANNUAL MEETING. IN ADDITION, YOUR PROXY IS REVOCABLE AT ANY TIME BEFORE IT IS VOTED BY WRITTEN NOTICE TO THE SECRETARY OF THE COMPANY OR BY DELIVERY OF A LATER-DATED PROXY.

NATIONAL EQUIPMENT SERVICES, INC.
1603 Orrington Avenue, Suite 1600
Evanston, Illinois 60201

PROXY STATEMENT

Annual Meeting of Stockholders
to be held on
May 30, 2002

        This proxy statement (this "Proxy Statement") is being furnished to the holders of Common Stock, par value $0.01 per share (the "Common Stock"), and Senior Redeemable Convertible Preferred Stock, Series A, par value $0.01 per share (the "Preferred Stock"), of National Equipment Services, Inc. (the "Company") in connection with the solicitation of proxies by and on behalf of the Board of Directors of the Company (the "Board of Directors" or the "Board") for use at the annual meeting of stockholders to be held on May 30, 2002 at 1:00 p.m., local time, at LaSalle National Bank, 135 South LaSalle Street, Suite 1960, Chicago, Illinois 60603, and at any adjournments or postponements thereof (the "Annual Meeting"). The purpose of the Annual Meeting is to elect two directors to the Board and to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent public accountants for 2002.

        The Notice of Meeting, this Proxy Statement and the Proxy Form are being mailed on or about April 29, 2002 to holders of record of the Common Stock and Preferred Stock (collectively, the "Stock") at the close of business on April 8, 2002 ("the Record Date"). The Company's Annual Report to Stockholders, which includes portions of the Company's Annual Report on Form 10-K for the year ended December 31, 2001, are being mailed to stockholders with this Proxy Statement.

        If the enclosed proxy form (the "Proxy Form") is properly signed, dated and returned to the Company, the individuals identified as proxies thereon will vote the shares represented by the Proxy Form in accordance with the directions noted thereon. If no direction is indicated, the proxies will vote FOR the election of the nominees named herein as directors and FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent public accountants for 2002. The Company's management does not know of any matters other than those discussed in this Proxy Statement that will be presented at the Annual Meeting. If other matters are presented, all proxies will be voted in accordance with the recommendations of the Company's management.

        Returning your completed Proxy Form will not prevent you from voting in person at the Annual Meeting if you are present and wish to vote. In addition, you may revoke your proxy any time before it is voted by written notice to the Secretary of the Company prior to the Annual Meeting at the Company's principal executive offices at the address above or by submission of a later-dated proxy.

        As of the Record Date, there were issued and outstanding 21,151,163 shares of Common Stock and 100,000 shares of Preferred Stock. Only stockholders of record on the books of the Company at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting.

        Each stockholder of record on the Record Date is entitled to one vote for each share of Common Stock registered in its name and 76.923077 votes for each share of Preferred Stock registered in its name. All actions submitted to a vote at the meeting will be voted on by the holders of Common Stock and Preferred Stock, all voting together as a single class. A majority of the issued and outstanding Stock will constitute a quorum for the transaction of all business.

        Pursuant to Delaware law, abstentions are treated as present and entitled to vote, and therefore are counted in determining the existence of a quorum and will have the effect of a vote against any matter requiring the affirmative vote of a majority of the shares present and entitled to vote at the Annual Meeting.

        Under Delaware law, broker "non-votes" are considered present but not entitled to vote, and thus will be counted in determining the existence of a quorum but will have no practical effect in the determination of whether a matter requiring approval of a majority of the shares present and entitled to vote has been approved or whether a plurality of the vote of the shares present and entitled to vote has been cast.

PROPOSAL 1

ELECTION OF DIRECTORS

        The Company's by-laws provide that the size of the Board shall be fixed from time to time by resolution of the Board and that vacancies on the Board may be filled by the remaining directors. The Board currently consists of six directors, who are divided into three classes, each consisting of two directors, who serve staggered three-year terms. John Molner's and Ronald St. Clair's terms will expire at the 2002 Annual Meeting. Kevin Rodgers' and Mark Harris' terms will expire at the 2003 Annual Meeting. Carl Thoma's and John Grove's terms will expire at the 2004 Annual Meeting. Each director is elected to serve for the remaining term of any vacancy filled by the director or until the third succeeding annual meeting of stockholders (if elected at an annual meeting of stockholders) or until a successor is duly elected.

        As long as The 1818 Fund III, L.P. ("The 1818 Fund") holds 20% of the shares of Common Stock issued or issuable upon conversion of the 60,000 shares of Preferred Stock acquired by it in a private placement in 1999, it is entitled to designate one director to the Board to be included in the slate of nominees recommended by the Board and to designate such director's successor at subsequent annual meetings at which such director's or successor's term expires. Mr. Molner is The 1818 Fund's designee.

        Messrs. Molner and St. Clair have been nominated for re-election at the Annual Meeting. See "Management—Nominees for Director" and "Management—Continuing Directors" for information with respect to Messrs. Molner and St. Clair and the continuing directors of the Company. The Company believes that the nominees are willing to be elected and to serve. In the event that any nominee is unable to serve or is otherwise unavailable for election, which is not now contemplated, the incumbent Board may or may not select a substitute nominee. If a substituted nominee is selected, all proxies will be voted for the person selected.

        Directors will be elected at the Annual Meeting by a plurality of the votes cast at the meeting by the holders of shares of Stock represented in person or by proxy. There is no cumulative voting as to any matter, including the election of directors.

The Board of Directors recommends a vote "FOR" the election of the nominees.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        The Board of Directors, upon recommendation of its Audit Committee, has selected the accounting firm of PricewaterhouseCoopers LLP to serve as independent auditors of the Company with respect to 2002 to examine the financial statements of the Company for the year ending December 31, 2002 and to perform other appropriate accounting services.

        Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting to respond to questions and to make a statement if they desire to do so. If the stockholders do not ratify this appointment by the affirmative vote of a majority of the shares of Stock represented in person or by proxy at the Annual Meeting, other independent public accountants will be considered by the Board of Directors upon recommendation by the Audit Committee.

The Board of Directors recommends a vote "FOR" ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent public accountants for 2002.

MANAGEMENT

        The following sets forth certain information as of April 8, 2002, with respect to the Company's nominees for director, the Company's continuing directors, and the executive officers of the Company. The Board has the power to appoint the officers of the Company. Each officer will hold office for such term as may be prescribed by the Board and until such person's successor is chosen and qualified or until such person's death, resignation or removal.

Nominees for Director

  John Molner Age: 39

          Mr. Molner has served as a director of the Company since April 2001 and served as an observer on the Board from May 1999 to April 2001. Mr. Molner is a general partner of Brown Brothers Harriman ("BBH"), a private banking and investment firm based in New York, New York. Mr. Molner joined BBH's corporate finance group in April 1990, became a general partner in January 2001, and is currently head of the firm's mergers and acquisitions group. From September 1985 to July 1987, Mr. Molner was employed at First Boston Corporation as a financial analyst in the firm's high technology group. Mr. Molner also serves on the Board of Directors of Infomediary, LLC, a subsidiary of BBH.

  Ronald St. Clair Age: 64

          Mr. St. Clair has served as a director of the Company since October 1997. Mr. St. Clair founded High Reach Equipment, an aerial platform rental company headquartered in Baton Rouge, Louisiana. In 1993, Mr. St. Clair sold High Reach Equipment to Brambles Equipment Services, Inc. In 1994, Mr. St. Clair retired from High Reach Equipment. Subsequent to his retirement from High Reach Equipment, Mr. St. Clair has served in an advisory role for St. Clair Equipment Company, a family-owned and operated equipment rental company founded in 1960. In 2000, Mr. St. Clair sold St. Clair Equipment Company to the Company.

Continuing Directors

  Carl Thoma Age: 53

          Mr. Thoma is Chairman of the Board of the Company and has served as a director of the Company since its founding in June 1996. Mr. Thoma is the Managing Partner of Thoma Cressey Equity Partners, a private equity investment company in Chicago, Illinois, Denver, Colorado and San Francisco, California formed in December 1997 as a successor to Golder, Thoma, Cressey, Rauner, Inc. He also co-founded and has been a Managing Director of Golder, Thoma, Cressey, Rauner, Inc., the general partner of Golder, Thoma, Cressey, Rauner Fund V, L.P. and its predecessor funds, in Chicago, Illinois since 1980. Mr. Thoma is also a director of Global Imaging Systems, Inc. and numerous other private companies.

  Kevin Rodgers Age: 51

          Mr. Rodgers has been President, Chief Executive Officer and a director of the Company since he founded the Company with Golder, Thoma, Cressey, Rauner Fund V, L.P. in June 1996. Prior thereto, Mr. Rodgers served as Chief Executive Officer of Brambles Equipment Services, Inc. and Brambles Records Management, Inc. from 1991 to June 1996. From 1991 to 1996, Mr. Rodgers also held the position of Executive Director of Brambles USA, a subsidiary of Brambles Industries Limited, an Australian public company. From 1979 to 1990, Mr. Rodgers held several positions at Morgan Equipment Company, a privately held heavy equipment dealership, including Chief Executive Officer of Morgan Equipment's Australian operations from 1986 to 1990.

  Mark Harris Age: 45

          Mr. Harris has served as a director of the Company since December 2001. Mr. Harris has been Chief Operating Officer and Principal, Portfolio Manager of GTCR Golder Rauner, L.L.C., a private equity firm, since September 2001. Previously, Mr. Harris served as Vice President and General Counsel of Prairie Comm, Inc., a semiconductor company, from March 2000 through August 2001, as Senior Vice President and Chief Legal Officer of Click Commerce, Inc., a software company, from March 2000 through September 2000, and as a Partner of Latham & Watkins, an international law firm, from January 1990 through March 2000. Mr. Harris is also a director of Global Imaging Systems, Inc.

  John Grove Age: 82

          Mr. Grove has served as a director of the Company since May 1998. Mr. Grove co-founded JLG Industries, Inc., a manufacturer of aerial work platforms, in 1969 and served as its Chairman and Chief Executive Officer until his retirement in 1993. Prior to 1969, Mr. Grove co-founded Grove Manufacturing Co. and developed the modern hydraulic crane. Mr. Grove is also a director of Falling Spring Corp., Truckcraft Corporation and Sentry Trust, Inc.

Executive Officers (Other Than Those who are Directors and Listed Above)

  Stephen Shaughnessy Age: 46

          Mr. Shaughnessy has been Executive Vice President and Chief Operating Officer of the Company since November 2001. Prior thereto, Mr. Shaughnessy served as Regional Vice President of the NES East Region from April 1999 to November 2001, overseeing the Company's general rental and aerial business along the East Coast, and as President of Shaughnessy Crane Services from September 1998 to April 1999. From 1987 through September 1998, Mr. Shaughnessy held various management positions at Shaughnessy Crane Services, including Vice President, Treasurer and Director.

  Michael Milligan Age: 39

          Mr. Milligan has been Senior Vice President and Chief Financial Officer of the Company since January 2002. Prior thereto, Mr. Milligan served as Executive Vice President and Chief Financial Officer of Telenisus Corporation from December 1998 to January 2002. From 1986 to December 1998, Mr. Milligan was with PricewaterhouseCoopers LLP, serving most recently as a partner in its Transaction Services Group and national practice leader of its Industry Consolidations Practice. His responsibilities at PricewaterhouseCoopers LLP included managing and executing many mergers, acquisitions and financing transactions and audits of public and private companies.

  Paul Ingersoll Age: 36

          Mr. Ingersoll has been Senior Vice President Fleet Management of the Company since March 2002, Senior Vice President of the Company since February 1999 and Secretary of the Company since June 1996. From June 1996 to February 1999, Mr. Ingersoll also served as Vice President of Corporate Development of the Company. Prior thereto, Mr. Ingersoll served as Assistant to the Executive Director of Brambles USA from March 1992 to May 1996 and as Financial Analyst from November 1989 to March 1992.

  James O'Neil Age: 58

          Mr. O'Neil served as Senior Vice President Fleet Management of the Company from August 2000 until March 2002. Currently, Mr O'Neil is assisting the Company with a variety of operations and fleet projects. Prior thereto, Mr. O'Neil served as Chief Operating Officer of the Company from September 1998 to August 2000, President of the Company's Sprintank division from the date of the Company's acquisition of Sprintank in July 1997 to September 1998 and had also served as President of Sprintank from January 1996 to the date of such acquisition. From November 1992 to December 1995, Mr. O'Neil served as President and Chief Operating Officer of Encycle/Texas, Inc., a metal concentrate and waste recycling company. Previously, Mr. O'Neil held various senior executive management positions with Laidlaw Environmental Services, Inc. and Tricil Environmental Response, Inc.

  Dennis O'Connor Age: 52

          Mr. O'Connor served as North Central VP Finance of the Company from January 2002 until his retirement from the Company in March 2002. Prior thereto, Mr. O'Connor served as Chief Financial Officer of the Company from August 1996 to January 2002. Prior thereto, Mr. O'Connor served as Chief Financial Officer of Brambles Equipment Services, Inc. from November 1991 to August 1996, where Mr. O'Connor directed the financial and administrative functions for its seven operating divisions and assisted in operations management. From May 1986 to May 1990, Mr. O'Connor held various positions at Morgan Equipment Company, including Chief Financial Officer and General Manager.

Information About the Board of Directors

        The Board of Directors met nine times during 2001. The Board of Directors has an Audit Committee and a Compensation Committee. The Board of Directors may also create other committees, including an executive committee and a nominating committee. Each director attended 75% or more of the meetings of the Board of Directors and any committees on which such director served during 2001.

        Audit Committee.    The Audit Committee of the Board of Directors is composed of three directors (currently Messrs. Thoma, Harris and Molner). The Audit Committee makes recommendations to the Board of Directors regarding the selection of independent auditors, reviews the independence of such auditors, approves the scope of the annual audit activities of the independent auditors and reviews such audit results. The Audit Committee met two times during 2001.

        Compensation Committee.    The Compensation Committee is composed of three directors (currently Messrs. Thoma, Molner and St. Clair). The Compensation Committee makes recommendations regarding the Company's First Amended and Restated 1998 Long Term Incentive Plan (the "Incentive Plan") and decisions concerning salaries and incentive compensation for executive officers, key employees and consultants of the Company. The Compensation Committee met two times during 2001.

        The Company does not have a nominating committee.

Compensation of Directors

        Outside directors of the Company (Messrs. Grove and St. Clair) currently receive for their services an annual retainer of $20,000 and fees of $1,000 for each Board meeting (or $500 if such Board meeting is telephonic) and $500 for each Board committee meeting. All directors are reimbursed for out-of-pocket expenses related to their service as directors, including expenses incurred in connection with attending meetings. Directors may also be issued options pursuant to the Incentive Plan. In February 2001, the Company granted each of Mr. Grove and Mr. St. Clair, under the Incentive Plan, options to acquire 2,400 shares of Common Stock that will vest over a five year period.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers, directors and persons who beneficially own more than ten percent of a registered class of the Company's equity securities to file reports of securities ownership and changes in such ownership with the SEC. Certain officers, directors and greater than ten percent beneficial owners also are required by rules promulgated by the SEC to furnish the Company with copies of all Section 16(a) forms they file.

        Based solely upon a review of the copies of such forms furnished to the Company, or written representations that no Form 5 filings were required, the Company believes that each of its officers, directors and greater than ten percent beneficial owners complied with all Section 16(a) filing requirements applicable to them during 2001, except as described below.

        Mr. Shaughnessy inadvertently failed to file a Form 3 by November 23, 2001 to report his initial holdings of Common Stock and Company options after he became an executive officer of the Company. Mr. Shaughnessy filed a Form 3 on January 22, 2002 upon learning of this oversight. In addition, each of Messrs. Rodgers, Ingersoll, O'Neil, Grove and St. Clair inadvertently failed to file a Form 5 by February 14, 2002 to report their receipt of option grants in February 2001. Messrs. Rodgers, Ingersoll, O'Neil, Grove and St. Clair filed a Form 5 on March 28, 2002 upon learning of these oversights.

Audit Committee Report

        The Audit Committee of the Board of Directors is currently comprised of three directors and acts under a written Audit Committee Charter adopted by the Board of Directors. Although Messrs. Thoma and Harris are affiliated with Golder, Thoma, Cressey, Rauner Fund V, L.P., the Company's largest stockholder, the Company believes that each of the members of the Audit Committee is independent, as defined by the Audit Committee Charter and the listing standards of the New York Stock Exchange. A copy of the current Audit Committee Charter, which is subject to change from time to time by the Board of Directors, is attached as Appendix A to this Proxy Statement.

        Management has the primary responsibility for the Company's financial statements, the reporting process and assurance for the adequacy of controls. The Company's independent auditors are responsible for expressing an opinion on the conformity of the Company's audited financial statements to generally accepted accounting principles. The Audit Committee is responsible for monitoring and overseeing these processes on behalf of the Board of Directors.

        In this context, the Audit Committee has reviewed and discussed the Company's audited financial statements with management and the independent auditors. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (SAS 61). SAS 61 requires independent auditors to communicate matters related to the conduct of the audit to audit committees.

        In addition, the Audit Committee has received from the independent auditors the written disclosures required by Independence Standards Board Standard No. 1, which requires the written disclosure of all relationships between the Company and its independent auditors that, in the independent auditors' professional judgment, may reasonably be thought to bear on independence and confirmation that, in its professional judgment, it is independent of the company that it is auditing.

        During 2001, the Company retained PricewaterhouseCoopers LLP to provide services as follows and paid therefor the approximate fees indicated below:

Audit Fees	Financial Information Systems Design and Implementation Fees	All Other Fees
$900,000	$—	$1,100,000

        The category of "all other fees" consists primarily of services provided for financial due diligence, tax consulting, tax return preparation and audits of employee benefit plans. The Audit Committee has considered whether the independent auditors' provision of services other than audit services is compatible with maintaining auditor independence and has determined that it is compatible.

        In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission. The Audit Committee also recommended the reappointment, subject to shareholder ratification, of PricewaterhouseCoopers LLP as the Company's independent auditors for 2002.

        This Audit Committee report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts, and such information shall be entitled to the benefits provided in Item 306(c) and (d) of Regulation S-K and Item 7(e)(3)(v) of Schedule 14A.

                      Submitted by the Audit Committee
                      of the Board of Directors

                      Carl Thoma, Chairman
                      Mark Harris
                      John Molner

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information with respect to the beneficial ownership of the Company's Stock as of the Record Date by (1) each stockholder known by the Company to own beneficially five percent or more of the outstanding shares of any class of Stock, (2) each current director and nominee for director of the Company, (3) each Named Executive Officer (as defined on page 10) of the Company and (4) all directors and executive officers of the Company as a group. As of the Record Date, there were 21,151,163 shares of Common Stock outstanding and 100,000 shares of Preferred Stock outstanding. As of the Record Date, each share of Preferred Stock is entitled to 76.923077 votes per share and is convertible at any time at the election of the holder of such shares into 76.923077 shares of Common Stock. To the knowledge of the Company, each stockholder has sole voting and investment power with respect to the shares indicated as beneficially owned, unless otherwise indicated in a footnote. Unless otherwise indicated in a footnote, the business address of each person is the Company's corporate address.

	Common Stock Beneficially Owned		Preferred Stock Beneficially Owned
	Number of Shares (1)	Percent of Class (2)	Number of Shares	Percent of Class	Percent of Vote (2)(3)
Golder, Thoma, Cressey, Rauner Fund V, L.P. (4)	13,861,142	65.5%	—	—	48.1%
The 1818 Fund III, L.P. (5)	—	—	60,000	60.0%	16.0
Co-Investment Partners, L.P. (6)	—	—	25,000	25.0	6.7
Erie Insurance Exchange (7)	—	—	7,000	7.0	1.9
Aquila Limited Partnership (8)	—	—	5,000	5.0	1.3
Erie Indemnity Company (9)	—	—	3,000	3.0	*
Kevin Rodgers (10)	1,376,375	6.4	—	—	4.7
Stephen Shaughnessy (11)	25,500	*	—	—	*
Michael Milligan	—	—	—	—	—
Paul Ingersoll (12)	268,171	1.3	—	—	*
James O'Neil (13)	115,891	*	—	—	*
Dennis O'Connor (14)	384,296	1.8	—	—	—
Carl Thoma (15)	13,861,142	65.5	—	—	48.1
Mark Harris (16)	—	—	—	—	—
John Molner (17)	—	—	60,000	60.0	16.0
John Grove (18)	40,448	*	—	—	*
Ronald St. Clair (19)	131,829	*	—	—	*
All Directors and Executive Officers as a Group (11 persons)(15)(17)	16,203,652	74.7	60,000	60.0	70.8

*
Less than one percent.

(1)
The number of shares includes shares of Common Stock subject to options exercisable within 60 days of the Record Date.

(2)
Shares of Common Stock subject to options exercisable within 60 days of the Record Date are considered outstanding for the purpose of determining the percentage of the class held by the holder of such option, but not for the purpose of computing the percentage held by others.

(3)
Reflects the voting power of the share holdings shown on the table as a result of the fact that on the Record Date the Common Stock is entitled to one vote per share and on the Record Date the Preferred Stock is entitled to 76.923077 votes per share.

(4)
Includes 24,287 shares of Common Stock held by GTCR Associates V, a partnership affiliated with Golder, Thoma, Cressey, Rauner Fund V, L.P. The address of each of Golder, Thoma, Cressey, Rauner Fund V, L.P. and GTCR Associates V is 6100 Sears Tower, Chicago, Illinois 60606.

(5)
Shares of Preferred Stock are owned of record by The 1818 Fund III, L.P. ("The 1818 Fund"). The general partner of The 1818 Fund is Brown Brothers Harriman & Co. ("BBH"). The address of The 1818 Fund and BBH is 59 Wall Street, New York, New York 10005.

(6)
Shares of Preferred Stock are owned of record by Co-Investment Partners, L.P. ("CIP"). The general partner of CIP is CIP Partners, LLC. The address of each of these holders is 660 Madison Avenue, New York, New York 10021.

(7)
The address of Erie Insurance Exchange ("Erie Insurance") is c/o Erie Insurance Group, 100 Erie Insurance Place, Erie, Pennsylvania 16530.

(8)
The address of Aquila Limited Partnership ("Aquila") is 164 Mason Street, Greenwich, Connecticut 06830.

(9)
The address of Erie Indemnity Company ("Erie Indemnity") is c/o Erie Insurance Group, 100 Erie Insurance Place, Erie, Pennsylvania 16530.

(10)
Includes 1,112,000 shares of Common Stock owned by Mr. Rodgers' family limited partnership, Rodgers Investment Partners, L.P., as to which he disclaims beneficial ownership. The shares of Common Stock beneficially owned by Mr. Rodgers also include 210,000 shares subject to options.

(11)
The shares of Common Stock beneficially owned by Mr. Shaughnessy include 18,000 shares subject to options.

(12)
The shares of Common Stock beneficially owned by Mr. Ingersoll include 112,233 shares subject to options.

(13)
Includes 27,809 shares of Common Stock owned by Mr. O'Neil's family trust, Anne L. O'Neil 2000 Revocable Trust dated February 12, 2001, as to which he disclaims beneficial ownership. The shares of Common Stock beneficially owned by Mr. O'Neil also include 88,082 shares subject to options.

(14)
The shares of Common Stock beneficially owned by Mr. O'Connor include 92,233 shares subject to options.

(15)
Includes 13,836,855 shares of Common Stock held by Golder, Thoma, Cressey, Rauner Fund V, L.P., of which GTCR V, L.P. is the general partner, and also includes 24,287 shares of Common Stock held by GTCR Associates V. Mr. Thoma is a principal of Golder, Thoma, Cressey, Rauner, Inc., the general partner of GTCR V, L.P. and the managing general partner of GTCR Associates V, and therefore may be deemed to share investment and voting control over the shares of Common Stock held by Golder, Thoma, Cressey, Rauner Fund V, L.P. and GTCR Associates V. Mr. Thoma disclaims beneficial ownership of the shares of Common Stock owned by Golder, Thoma, Cressey, Rauner Fund V, L.P. and GTCR Associates V. The address of Mr. Thoma is c/o Thoma Cressey Equity Partners, Sears Tower, 92nd Floor, 233 South Wacker Drive, Chicago, Illinois 60606.

(16)
The address of Mr. Harris is c/o GTCR Golder Rauner, L.L.C., 6100 Sears Tower, Chicago, Illinois 60606.

(17)
Shares of Preferred Stock are owned of record by The 1818 Fund. Mr. Molner, a general partner at BBH, may be deemed to be the beneficial owner of these shares due to his role as co-manager of The 1818 Fund. Mr. Molner disclaims beneficial ownership of the shares beneficially owned by The 1818 Fund, except to the extent of his pecuniary interest therein. The address of Mr. Molner is 59 Wall Street, New York, New York 10005.

(18)
The shares of Common Stock beneficially owned by Mr. Grove include 10,448 shares subject to options.

(19)
The shares of Common Stock beneficially owned by Mr. St. Clair include 10,448 shares subject to options.

EXECUTIVE COMPENSATION

        The compensation of executive officers of the Company is determined by the Board of Directors of the Company. The following table sets forth information regarding the compensation paid or accrued by the Company to the Chief Executive Officer and each of the Company's other executive officers (the "Named Executive Officers") for services rendered to the Company in all capacities during 2001, 2000 and 1999.

Summary Compensation Table

	Annual Compensation					Long-Term Compensation
						Awards			Payouts
Name and Principal Position	Year	Salary ($)	Bonus ($)		Other Annual Compensation	Restricted Stock Awards (#)	Securities Underlying Option/SARs (#)		LTIP Payouts ($)	All Other Compensation ($)
Kevin Rodgers President, Chief Executive Officer and Director	2001 2000 1999	416,000 400,000 350,000	— — 131,250	(5)	— — —	— — —	30,000 60,000 300,000	(1) (3) (6)	— — —	8,698 8,198 8,216	(2) (4) (7)
Stephen Shaughnessy (8) Executive Vice President and Chief Operating Officer	2001 2000 1999	229,817 200,000 168,133	145,000 80,000 87,500		— — —	— — —	105,000 5,000 25,000	(9)	— — —	8,698 8,198 6,716	(2) (4) (10)
Michael Milligan (11) Senior Vice President and Chief Financial Officer	2001 2000 1999	— — —	— — —		— — —	— — —	100,000 — —	(12)	— — —	— — —
Paul Ingersoll Senior Vice President Fleet Management and Secretary	2001 2000 1999	208,000 200,000 175,500	20,800 — 62,682	(13)	— — —	— — —	15,000 30,000 110,000	(1) (3) (6)	— — —	8,698 8,198 8,216	(2) (4) (7)
James O'Neil Former Senior Vice President Fleet Management	2001 2000 1999	235,000 235,000 200,000	— — 66,667		— — —	— — —	10,000 20,000 —	(1) (3)	— — —	8,698 8,198 8,216	(2) (4) (7)
Dennis O'Connor (14) Former Chief Financial Officer and Former North Central VP Finance	2001 2000 1999	286,000 275,000 225,000	— — 84,378	(15)	— — —	— — —	— 25,000 85,000	(3) (6)	— — —	8,698 8,198 8,216	(2) (4) (7)

(1)
Options to acquire these shares become exercisable in five equal installments on February 22, 2002, December 31, 2002, December 31, 2003, December 31, 2004 and December 31, 2005.
(2)
The amount shown includes $4,250 of Company 401(k) matching contributions under the Savings Plan (as defined on page 16), a $4,250 profit sharing contribution under the Savings Plan and a $198 life insurance premium payment.
(3)
Options become exercisable in five equal annual installments beginning December 31, 2000.
(4)
The amount shown includes $4,000 of Company 401(k) matching contributions under the Savings Plan, a $4,000 profit sharing contribution under the Savings Plan and a $198 life insurance premium payment.
(5)
Mr. Rodgers elected to have his 1999 bonus paid in the form of the issuance of 21,875 registered shares of Common Stock pursuant to the Incentive Plan, and the amount shown represents the value of such shares on the date of issuance.
(6)
Options become exercisable in five equal installments on September 1, 2000, December 31, 2000, December 31, 2001, December 31, 2002 and December 31, 2003.
(7)
The amount shown includes $4,000 of Company 401(k) matching contributions under the Savings Plan, a $4,000 profit sharing contribution under the Savings Plan and a $216 life insurance policy premium payment.
(8)
Mr. Shaughnessy became an employee of the Company effective September 1998 and became an executive officer of the Company effective November 2001.
(9)
Options to acquire 5,000 of these shares become exercisable in five equal installments on February 22, 2002, December 31, 2002, December 31, 2003, December 31, 2004 and December 31, 2005. Options to acquire 100,000 of these shares become exercisable in five equal installments on October 31, 2002, December 31, 2002, December 31, 2003, December 31, 2004 and December 31, 2005.
(10)
The amount shown includes $3,250 of Company 401(k) matching contributions under the Savings Plan, a $3,250 profit sharing contribution under the Savings Plan and a $216 life insurance premium payment.

(11)
Mr. Milligan became an executive officer of the Company effective December 2001.
(12)
Options to acquire these shares become exercisable in five equal installments on December 26, 2002, December 31, 2002, December 31, 2003, December 31, 2004 and December 31, 2005.
(13)
Mr. Ingersoll elected to have his 1999 bonus paid in the form of the issuance of 10,938 registered shares of Common Stock pursuant to the Incentive Plan, and the amount shown represents the value of such shares on the date of issuance.
(14)
Mr. O'Connor served as Chief Financial Officer until January 2002, at which time he became North Central VP Finance of the Company. Mr. O'Connor then retired from the Company effective March 2002.
(15)
Mr. O'Connor elected to have his 1999 bonus paid in the form of the issuance of 14,063 registered shares of Common Stock pursuant to the Incentive Plan, and the amount shown represents the value of such shares on the date of issuance.

        The following tables set forth, for the Named Executive Officers, information regarding stock options granted or exercised during, or held at the end of, 2001.

Option/SAR Grants in Last Year

	Individual Grants					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name	Number of Securities Underlying Options/SARS Granted (#)(1)		% of Total Options Granted to Employees in Last Year	Exercise Price ($/Sh)	Expiration Date	5% ($)(2)	10% ($)(2)
Kevin Rodgers	30,000(3)		5.1%	$2.90	2/22/11	$54,714	$138,656
Stephen Shaughnessy	5,000(3 100,000(4	) )	17.7	2.90 1.79	2/22/11 10/31/11	9,119 112,572	23,109 285,280
Michael Milligan	100,000(5)		16.9	2.00	12/26/11	125,779	318,748
Paul Ingersoll	15,000(3)		2.5	2.90	2/22/11	27,357	69,328
James O'Neil	10,000(3)		1.7	2.90	2/22/11	18,238	46,219
Dennis O'Connor	—		—	—	—	—	—

(1)
In order to prevent dilution or enlargement of rights under the options, in the event of a reorganization, recapitalization, stock split, stock dividend, combinations of shares, merger, consolidation, distribution of assets or other change in the corporate structure of shares of the Company, the type and number of shares available upon exercise and the exercise price will be adjusted accordingly.
(2)
Amounts reflect assumed rates of appreciation from the fair market value on the date of grant as set forth in the SEC's executive compensation disclosure rules. Actual gains, if any, on stock option exercises depend on future performance of the Common Stock and overall stock market conditions. No assurance can be made that the amounts reflected in these columns will be achieved.
(3)
Options to acquire these shares become exercisable in five equal installments on February 22, 2002, December 31, 2002, December 31, 2003, December 31, 2004 and December 31, 2005, and were granted pursuant to the Incentive Plan.
(4)
Options to acquire these shares become exercisable in five equal installments on October 31, 2002, December 31, 2002, December 31, 2003, December 31, 2004 and December 31, 2005, and were granted pursuant to the Incentive Plan.
(5)
Options to acquire these shares become exercisable in five equal installments on December 26, 2002, December 31, 2002, December 31, 2003, December 31, 2004 and December 31, 2005, and were granted pursuant to the Incentive Plan.

Aggregated Options/SAR Exercises in Last Year and Year-End
Option/SAR Values

Name	Shares Acquired On Exercise (1)	Value Realized ($)(1)	Number of Securities Underlying Unexercised Options/SARs at Year End (#) Exercisable/Unexercisable	Value of Unexercised In-the-Money Options/SARs at Year End ($) Exercisable/Unexercisable
Kevin Rodgers	—	—	204,000 186,000	$0 0
Stephen Shaughnessy	—	—	17,000 118,000	0 21,000
Michael Milligan	—	—	0 100,000	0 0
Paul Ingersoll	—	—	105,748 89,252	0 0
James O'Neil	—	—	77,370 52,630	0 0
Dennis O'Connor	—	—	88,748 61,252	0 0

(1)
As of the end of the year, none of the options held by the Named Executive Officers had been exercised.

Management Employment Agreements

        Kevin Rodgers.    Mr. Rodgers is party to a senior management agreement with the Company dated as of June 4, 1996, as amended. Under the agreement, Mr. Rodgers will receive an annual base salary of $250,000, which amount shall be reviewed (but not reduced) annually by the Board in its sole discretion. Mr. Rodgers' current annual base salary is $416,000. Mr. Rodgers will be eligible for a bonus of up to 50% of his base salary, which the Board anticipates awarding if Mr. Rodgers meets or exceeds annual operational and financial objectives agreed to by the Board and Mr. Rodgers. If the Company has not met or exceeded its financial or operational objectives, the Board in its discretion may award Mr. Rodgers a bonus of less than 50% of his base salary. Mr. Rodgers will also be entitled to all other benefits as are approved by the Board and made available to the Company's senior management.

        Mr. Rodgers' employment with the Company will continue until terminated by the resignation, death or disability of Mr. Rodgers or by the Board in its good faith judgment that termination of Mr. Rodgers' employment is in the best interests of the Company. In the event Mr. Rodgers' employment is terminated (i) by the Company without cause, (ii) by Mr. Rodgers with good reason or (iii) as a result of Mr. Rodgers' death or disability, until the end of the six-month period commencing on the date of his termination, the Company shall pay to Mr. Rodgers (or his estate) his annual base salary and allow Mr. Rodgers to continue to participate in all of the Company's medical, disability and life insurance plans to the extent permitted by the Company's insurance carriers at a cost not materially in excess of the Company's cost for such insurance immediately prior to the date of termination. In addition, the Company shall have the option to extend the severance period to the second anniversary of the date of termination, during which period the Company shall pay to Mr. Rodgers (or his estate) his annual base salary and allow Mr. Rodgers to continue to participate in all of the Company's medical, disability and life insurance plans to the extent permitted by the Company's insurance carriers at a cost not materially in excess of the Company's cost for such insurance immediately prior to the date of termination. Mr. Rodgers has agreed not to compete with the Company during the term of his employment and for six months thereafter and during the extended period (if any) and has agreed not to solicit any employees or customers of the Company during the two years following the date of termination of his employment.

        Stephen Shaughnessy.    Mr. Shaughnessy is party to an employment agreement with the Company dated as of November 1, 2001. Under the agreement, Mr. Shaughnessy will receive an annual base salary of $300,000 or such higher amount as the Company may designate. Mr. Shaughnessy will be eligible for a bonus, payable in the Company's sole discretion, of up to 50% of his base salary following the end of each fiscal year based on his performance and the Company's operating results during that year. Mr. Shaughnessy will also be entitled to participate in all of the Company's employee benefit programs for which employees of the Company are generally eligible.

        Under the agreement, Mr. Shaughnessy was issued stock options representing the right to acquire 100,000 shares of common stock of the Company at the strike price of $1.79 per share, subject to vesting and other restrictions set forth in the related stock option agreement entered into between Mr. Shaughnessy and the Company.

        Mr. Shaughnessy's employment with the Company will continue for an initial three year period commencing December 26, 2001, and will continue on a year to year basis thereafter, unless earlier terminated (i) by Mr. Shaughnessy's resignation, death or disability, (ii) by the Company for cause or (iii) by the Company other than for cause. In the event that Mr. Shaughnessy's employment is terminated by Mr. Shaughnessy's resignation, death or disability or by the Company for cause, the Company will pay Mr. Shaughnessy his annual base salary through the date of termination. In the event that Mr. Shaughnessy's employment is terminated by the Company other than for cause, the Company will pay Mr. Shaughnessy his annual base salary through the 12-month anniversary of the date of termination and will allow Mr. Shaughnessy to continue to participate in the Company's health insurance plans during that 12-month period. In the event that the Company is sold (including by a transfer of more than 50% of the voting shares of the Company to a purchaser, a merger of the Company into a company of equal or greater size in terms of tangible assets, or a sale of substantially all of the Company's assets), Mr. Shaughnessy will have the right to demand that such event be treated as a constructive severance with the same rights accruing to him as if he was terminated by the Company other than for cause.

        Mr. Shaughnessy has agreed not to compete with the Company during the term of his employment and for 12 months thereafter and has agreed not to solicit any customers, suppliers, licensees, licensors, employees or other business relation of the Company during the term of his employment and for 12 months thereafter.

        Michael Milligan.    Mr. Milligan is party to an employment agreement with the Company dated as of December 26, 2001. Under the agreement, Mr. Milligan will receive an annual base salary of $300,000 or such higher amount as the Company may designate. Mr. Milligan will be eligible for a bonus, payable in the Company's sole discretion, of up to 50% of his base salary following the end of each fiscal year based on his performance and the Company's operating results during that year. Mr. Milligan will also be entitled to participate in all of the Company's employee benefit programs for which employees of the Company are generally eligible.

        Under the agreement, Mr. Milligan was issued stock options representing the right to acquire 100,000 shares of common stock of the Company at the strike price of $2.00 per share, subject to vesting and other restrictions set forth in the related stock option agreement entered into between Mr. Milligan and the Company.

        Mr. Milligan's employment with the Company will continue for an initial three year period commencing December 26, 2001, and will continue on a year to year basis thereafter, unless earlier terminated (i) by Mr. Milligan's resignation, death or disability, (ii) by the Company for cause or (iii) by the Company other than for cause. In the event that Mr. Milligan's employment is terminated by Mr. Milligan's resignation, death or disability or by the Company for cause, the Company will pay Mr. Milligan his annual base salary through the date of termination. In the event that Mr. Milligan's employment is terminated by the Company other than for cause, the Company will pay Mr. Milligan his annual base salary through the 12-month anniversary of the date of termination and will allow Mr. Milligan to continue to participate in the Company's health insurance plans during that 12-month period. In the event that the Company is sold

(including by a transfer of more than 50% of the voting shares of the Company to a purchaser, a merger of the Company into a company of equal or greater size in terms of tangible assets, or a sale of substantially all of the Company's assets), Mr. Milligan will have the right to demand that such event be treated as a constructive severance with the same rights accruing to him as if he was terminated by the Company other than for cause.

        Mr. Milligan has agreed not to compete with the Company during the term of his employment and for 12 months thereafter and has agreed not to solicit any customers, suppliers, licensees, licensors, employees or other business relation of the Company during the term of his employment and for 12 months thereafter.

        Paul Ingersoll.    Mr. Ingersoll is party to a senior management agreement with the Company dated as of June 4, 1996, as amended. Under the agreement, Mr. Ingersoll will receive an annual base salary of $120,000, which amount shall be reviewed (but not reduced) annually by the Company's Chief Executive Officer with the approval of the Board in its sole discretion. Mr. Ingersoll's current annual base salary is $208,000. Mr. Ingersoll will also be entitled to all other benefits as are approved by the Board and made available to the Company's senior management.

        Mr. Ingersoll's employment with the Company will continue until terminated by the resignation, death or disability of Mr. Ingersoll or by the Board in its good faith judgment that termination of Mr. Ingersoll's employment is in the best interests of the Company. In the event Mr. Ingersoll's employment is terminated (i) by the Company without cause, (ii) by Mr. Ingersoll with good reason or (iii) as a result of Mr. Ingersoll's death or disability, until the end of the six-month period commencing on the date of his termination, the Company shall pay to Mr. Ingersoll (or his estate) his annual base salary and allow Mr. Ingersoll to continue to participate in all of the Company's medical, disability and life insurance plans to the extent permitted by the Company's insurance carriers at a cost not materially in excess of the Company's cost for such insurance immediately prior to the date of termination. In addition, the Company shall have the option to extend the severance period to the second anniversary of the date of termination, during which period the Company shall pay to Mr. Ingersoll (or his estate) his annual base salary and allow Mr. Ingersoll to continue to participate in all of the Company's medical, disability and life insurance plans to the extent permitted by the Company's insurance carriers at a cost not materially in excess of the Company's cost for such insurance immediately prior to the date of termination. Mr. Ingersoll has agreed not to compete with the Company during the term of his employment and for six months thereafter and during the extended period (if any) and has agreed not to solicit any employees or customers of the Company during the two years following the date of termination of his employment.

        James O'Neil.    Mr. O'Neil is party to an employment agreement with the Company dated as of September 12, 1998. Under the agreement, Mr. O'Neil will receive an annual base salary of $200,000, which amount shall be reviewed annually. Mr. O'Neil's current annual base salary is $235,000. Mr. O'Neil will be eligible for a bonus of up to 50% of his base salary, based on certain annual performance targets. Mr. O'Neil will also be entitled to the same health, profit sharing and retirement benefits as other similarly-situated employees.

        Each of the Company and Mr. O'Neil may terminate the agreement at any time. If the Company terminates the agreement, the Company will pay to Mr. O'Neil severance equal to 18 months of his then current base pay. In addition, upon certain changes of control, Mr. O'Neil may be entitled to a payment equal to $250,000 if he does not remain employed with the Company following the change of control.

        Dennis O'Connor.    Mr. O'Connor is party to a senior management agreement with the Company dated as of December 31, 1996, as amended. Under the agreement, Mr. O'Connor was entitled to receive an annual base salary of $165,000, which amount shall be reviewed (but not reduced) annually by the Company's Chief Executive Officer with the approval of the Board in its sole discretion. Mr. O'Connor was also entitled to all other benefits as are approved by the Board and made available to the Company's senior management.

        Mr. O'Connor's employment with the Company will continue until terminated by the resignation, death or disability of Mr. O'Connor or by the Board in its good faith judgment that termination of Mr. O'Connor's employment is in the best interests of the Company. In the event Mr. O'Connor's employment is terminated (i) by the Company without cause, (ii) by Mr. O'Connor with good reason or (iii) as a result of Mr. O'Connor's death or disability, until the end of the six-month period commencing on the date of his termination, the Company shall pay to Mr. O'Connor (or his estate) his annual base salary and allow Mr. O'Connor to continue to participate in all of the Company's medical, disability and life insurance plans to the extent permitted by the Company's insurance carriers at a cost not materially in excess of the Company's cost for such insurance immediately prior to the date of termination. In addition, the Company shall have the option to extend the severance period to the second anniversary of the date of termination, during which period the Company shall pay to Mr. O'Connor (or his estate) his annual base salary and allow Mr. O'Connor to continue to participate in all of the Company's medical, disability and life insurance plans to the extent permitted by the Company's insurance carriers at a cost not materially in excess of the Company's cost for such insurance immediately prior to the date of termination. Mr. O'Connor has agreed not to compete with the Company during the term of his employment and for six months thereafter and during the extended period (if any) and has agreed not to solicit any employees or customers of the Company during the two years following the date of termination of his employment. Mr. O'Connor retired from the Company effective March 2002.

Compensation Committee Interlocks and Insider Participation

        The Compensation Committee consists of Messrs. Thoma, Molner and St. Clair. The Company has no Compensation Committee interlocks or insider participation relationships of such persons with the Company to report.

Compensation Committee Report on Executive Compensation

        The Compensation Committee makes determinations regarding salaries, compensation and benefits of executive officers of the Company and develops and administers the Incentive Plan. This Compensation Committee report documents the components of the Company's executive officer compensation programs and describes the bases upon which compensation will be determined by the Compensation Committee with respect to the executive officers of the Company.

        This Compensation Committee report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

        Compensation of Executive Officers Generally.    The compensation philosophy of the Company is to link executive compensation to continuous improvements in corporate performance and increases in stockholder value. The goals of the Company's executive compensation programs are as follows:

  •
  To establish pay levels that are necessary to attract and retain highly qualified executives in light of the overall competitiveness of the market for high quality executive talent.
  •
  To recognize superior individual performance, new responsibilities and new positions within the Company.
  •
  To balance short-term and long-term compensation to complement the Company's annual and long-term business objectives and strategy and to encourage executive performance in furtherance of the fulfillment of those objectives.
  •
  To provide variable compensation opportunities based on the Company's performance.
  •
  To encourage stock ownership by executives.
  •
  To further align the interests of executives with the interests of stockholders.

        Components of 2001 Compensation.    The Compensation Committee reviews the Company's compensation program to ensure that pay levels and incentive opportunities are competitive with the market and reflect the performance of the Company. The particular elements of the compensation program for executive officers are further explained below.

        Base Salary.    The base pay level for each of Messrs. Rodgers, Shaughnessy, Milligan, Ingersoll, O'Neil and O'Connor is set forth in each such executive's senior management or employment agreement. In determining and reviewing base salary levels, the Compensation Committee considers the size and responsibility of the individual's position, the individual's overall performance, the base salaries paid by competitors for comparable positions and, in the case of new hires and in order to help induce the individual to enter the employ of the Company, the individual's compensation history.

        Annual Incentives.    The Company utilizes annual bonuses to focus corporate behavior on the achievement of goals for growth, financial performance and other items. Annual bonuses for executive officers are determined by the Compensation Committee based on the achievement of certain operational and financial objectives determined by it and in accordance with such executive officer's senior management or employment agreement. See "—Management Employment Agreements." The operational and financial objectives considered include overall Company performance and the executive's individual performance. Mr. Rodgers is eligible for a bonus amount up to 50% of his base salary.

        Stock Ownership.    The Compensation Committee believes that by providing executive officers with an opportunity to establish a meaningful ownership position in the Company, it can help further align the interests of those persons who have substantial responsibility over the management and growth of the Company with the stockholders of the Company. Under the Incentive Plan, the Compensation Committee awarded options to acquire an aggregate of 593,000 shares of Common Stock in 2001, including a grant of 30,000 options to Mr. Rodgers, 105,000 options to Mr. Shaughnessy, 100,000 options to Mr. Milligan, 15,000 options to Mr. Ingersoll and 10,000 options to Mr. O'Neil. See "—Option/SAR Grants in Last Year."

        Chief Executive Officer Compensation.    The base pay level and annual incentive bonus compensation for Mr. Rodgers, the Company's Chief Executive Officer, are determined by the Compensation Committee based on achievement of operational and financial objectives determined by it and in accordance with his employment agreement. The Compensation Committee has set Mr. Rodgers' base salary for 2002 at $416,000. Mr. Rodgers' bonus eligibility amount continues to be 50% of base salary.

        Certain Tax Considerations.    Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the deductibility on the Company's tax return of compensation over $1 million to any of the Named Executive Officers unless, in general, the compensation is paid pursuant to a plan which is performance-based, is non-discretionary and has been approved by the Company's stockholders. The Company's policy with respect to Section 162(m) is to make reasonable efforts to ensure that compensation is deductible without limiting the Company's ability to attract and retain qualified executives.

        Summary.    After its review of all existing programs, the Compensation Committee believes that the total compensation program for executives of the Company is focused on increasing values for stockholders and enhancing corporate performance. The Compensation Committee currently believes that the compensation of executive officers is properly tied to stock appreciation through stock options or stock ownership. The Compensation Committee believes that executive compensation levels at the Company are competitive with the compensation programs provided by other corporations with which the Company competes. The foregoing report has been approved by all members of the Compensation Committee.

                      Submitted by the Compensation
                      Committee of the Board of Directors

                      Carl Thoma, Chairman
                      John Molner
                      Ronald St. Clair

401(k) Profit Sharing Plan

        The Company maintains a savings plan (the "Savings Plan") qualified under Section 401(a) and 401(k) of the Internal Revenue Code. Generally, all employees of the Company in the United States who are at least 21 years of age and who have completed six months of service are eligible to participate in the Savings Plan. For each employee who elects to participate in the Savings Plan and makes a contribution thereto, the Company makes a matching contribution of 50% of the first 5% of annual compensation contributed. In addition, the Company may make discretionary profit sharing contributions under the Savings Plan. The maximum contribution for any participant for any year is the maximum amount permitted under Internal Revenue Code.

Long Term Incentive Plan

        The Company has established the Incentive Plan. A maximum of 4,461,191 shares of Common Stock, subject to adjustment, are authorized for the granting of stock options under the plan. Options granted under the Incentive Plan may be either "incentive stock options," which qualify for special tax treatment under the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), or nonqualified stock options. The purposes of the Incentive Plan are to advance the interests of the Company and stockholders by providing Company employees with an additional incentive to continue their efforts on behalf of the Company, as well as to attract to the Company people of experience and ability. The Incentive Plan is intended to comply with Rule 16b-3 of the Exchange Act.

        All officers, directors and other key employees and consultants of the Company or its subsidiaries are eligible to participate under the Incentive Plan, as deemed appropriate by the Compensation Committee of the Board of Directors. Eligible employees will not pay any cash consideration to the Company to receive the options. The Incentive Plan is administered by the Compensation Committee of the Board of Directors. The exercise price for the incentive stock options must be no less than the fair market value of the Common Stock on the date of grant. The exercise price of nonqualified stock options is not subject to any limitation based upon the then current market value of the Common Stock. Incentive stock options will expire no later than the tenth anniversary of the date of grant and nonqualified stock options will expire no later than ten years and a day from the date of grant.

        An option holder will be able to exercise options from time to time, subject to vesting. All options under the Incentive Plan generally cease vesting when a grantee ceases to be a director, officer or employee of, or to otherwise perform services for, the Company or its subsidiaries. In addition, all options generally expire 90 days after the date of cessation of service, so long as the grantee does not compete with the Company without consent during the 90-day period, while his or her unvested options shall terminate immediately. There are, however, exceptions depending upon the circumstances of cessation. In the event of retirement, a grantee's vested options will remain exercisable for up to three years after the date of retirement, so long as the grantee does not compete with the Company without consent during the three-year period, while his or her unvested options shall terminate immediately. Upon termination for cause, all options will terminate immediately, whether or not vested. Subject to the above conditions, the exercise price, duration of the options and vesting provisions will be set by the Compensation Committee of the Board of Directors in its discretion.

PERFORMANCE GRAPH

        The following graph compares the Company's cumulative total stockholder return on an investment of $100 since July 14, 1998, the Company's initial trading date, with that of the S&P Smallcap 600 Index and that of a peer group of selected companies that the Company believes are most comparable to the Company. The peer group is comprised of the following companies: NationsRent Inc., Neff Corp. and United Rentals Inc.

	NATIONAL EQUIPMENT SERVICES INC.	PEER GROUP	S&P SMALL CAP 600 INDEX
7/14/98	$100.00	$100.00	$100.00
12/31/98	$76.67	$68.98	$92.02
12/31/99	$41.67	$40.09	$103.44
12/29/00	$12.50	$26.09	$115.64
12/31/01	$13.33	$39.77	$123.20

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Certain Loans to Executives

        In January 1997, the Company loaned $64,000 to Mr. Rodgers, $10,000 to Mr. Ingersoll and $20,000 to Mr. O'Connor pursuant to promissory notes (the "Executive Notes") to finance their purchase of the Company's securities. See "Management—Management Employment Agreements." Each of the Executive Notes is secured by a pledge of the securities purchased with such Executive Note pursuant to an Executive Stock Pledge Agreement between the Company and each of Messrs. Rodgers, Ingersoll and O'Connor. The Executive Notes bear interest at a rate per annum equal to the applicable federal rate as set forth in Section 1274(d) of the Internal Revenue Code of 1986, as amended. The principal amount of the Executive Notes and all interest accrued thereon mature in part on June 4, 2006, with the remainder maturing on January 6, 2007. The Executive Notes may be prepaid in full or in part at any time. In March 2002, Mr. O'Connor's note was prepaid in full.

First Registration Agreement

        In connection with the formation of the Company, the Company and its stockholders entered into a Registration Agreement dated as of June 4, 1996 (the "First Registration Agreement") pursuant to which certain stockholders have the right in certain circumstances and, subject to certain conditions, to require the Company to register shares of the Company's Common Stock held by them under the Securities Act. Under the First Registration Agreement, except in limited circumstances, the Company is obligated to pay all expenses in connection with such registration.

Preferred Stock Offering

        On May 14, 1999, the Company issued 36,000, 15,000, 1,800, 4,200 and 3,000 shares of Preferred Stock to The 1818 Fund, CIP, Erie Indemnity, Erie Exchange and Aquila, respectively, for consideration of $36.0 million, $15.0 million, $1.8 million, $4.2 million and $3.0 million, respectively. On June 18, 1999, the Company issued 24,000, 10,000, 1,200, 2,800 and 2,000 shares of Preferred Stock to The 1818 Fund, CIP, Erie Indemnity, Erie Exchange and Aquila, respectively, for consideration of $24.0 million, $10.0 million, $1.2 million, $2.8 million and $2.0 million, respectively.

        The Company paid to each purchaser of Preferred Stock upon consummation of each investment a facility fee equal to 5% of the purchase price paid by such purchaser.

        In connection with the investment, the Company, The 1818 Fund, CIP, Erie Indemnity, Erie Exchange and Aquila entered into a Registration Rights Agreement dated as of May 14, 1999 (the "Second Registration Rights Agreement") pursuant to which the Preferred Stock investors have the right in certain circumstances, and subject to certain conditions, to require the Company to register shares of the Company's Preferred Stock and Common Stock held by them under the Securities Act. Under the Second Registration Rights Agreement, except in limited circumstances, the Company is obligated to pay expenses in connection with such registration.

St. Clair Equipment Company Purchase

        On August 31, 2000, the Company acquired substantially all of the assets of St. Clair Equipment Company for approximately $2.7 million. St. Clair Equipment Company was owned and controlled by Mr. St. Clair and his wife, Theresa St. Clair. In connection with this acquisition, on September 15, 2000, the Company also purchased two JLG booms from Vacajun II for approximately $120,000. Vacajun II is owned and controlled by Mr. St. Clair's stepmother, Bobbi St. Clair, and his two sisters, Cathy Stephens and Vicki Smith.

SOLICITATION AND EXPENSES OF SOLICITATION

        The solicitation of proxies will be made initially by mail. The Company's directors, officers and employees may also solicit proxies in person or by telephone without additional compensation. In addition, proxies may be solicited by certain banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries who will mail material to or otherwise communicate with the beneficial owners of shares of the Company's Common Stock and Preferred Stock. All expenses of solicitation of proxies will be paid by the Company.

ANNUAL REPORT AND FORM 10-K

        A copy of the Company's Annual Report to Stockholders, which includes portions of the Company's Annual Report on Form 10-K for the Year ended December 31, 2001, is included with this mailing. Any stockholder entitled to vote at the Annual Meeting who did not receive a copy of the Annual Report may obtain one by writing or calling Mr. Paul Ingersoll, Senior Vice President and Secretary, National Equipment Services, Inc., 1603 Orrington Avenue, Suite 1600, Evanston, Illinois 60201, telephone (847) 733-1000.

SUBMISSION OF STOCKHOLDER PROPOSALS FOR THE 2003 ANNUAL MEETING

        Stockholder proposals for inclusion in the Proxy Statement to be issued in connection with the 2003 Annual Meeting of Stockholders must be mailed to the Corporate Secretary, National Equipment Services, Inc., 1603 Orrington Avenue, Suite 1600, Evanston, Illinois 60201, and must have been received by the Corporate Secretary on or before December 26, 2002. The Company will consider only proposals meeting the requirements of applicable SEC rules.

                      The Board of Directors

April 29, 2002

Appendix A

NATIONAL EQUIPMENT SERVICES, INC.
AUDIT COMMITTEE CHARTER

Purpose

        The primary purpose of the Audit Committee (the "Committee") is to assist the Board of Directors (the "Board") in fulfilling its responsibility to oversee management's conduct of the Company's financial reporting process, including by overviewing the financial reports and other financial information provided by the Company to any governmental or regulatory body, the public or other users thereof, the Company's systems of internal accounting and financial controls, and the annual independent audit of the Company's financial statements.

        In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the power to retain outside counsel, auditors or other experts for this purpose. The Board and the Committee are in place to represent the Company's shareholders; accordingly, the outside auditor is ultimately accountable to the Board and the Committee.

        The Committee shall review the adequacy of this Charter on an annual basis.

Membership

        The Committee shall be comprised of not less than three members of the Board, and the Committee's composition will meet the requirements of the Audit Committee Policy of the New York Stock Exchange.

        Accordingly, all of the members will be directors:

1.
Who have no relationship to the Company that may interfere with the exercise of their independence from management and the Company; and

2.
Who are financially literate or who become financially literate within a reasonable period of time after appointment to the Committee. In addition, at least one member of the Committee will have accounting or related financial management expertise.

Key Responsibilities

        The Committee's job is one of oversight and it recognizes that the Company's management is responsible for preparing the Company's financial statements and that the outside auditors are responsible for auditing those financial statements. Additionally, the Committee recognizes that financial management, as well as the outside auditors, have more time, knowledge and more detailed information on the Company than do Committee members; consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the outside auditor's work.

        The following functions shall be the common recurring activities of the Committee in carrying out its oversight function. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate given the circumstances.

  •
  The Committee shall review with management and the outside auditors the audited financial statements to be included in the Company's Annual Report on Form 10-K (or the Annual Report to Shareholders if distributed prior to the filing of Form 10-K) and review and consider with the outside auditors the matters required to be discussed by Statement of Auditing Standards ("SAS') No. 61, as amended.

A-1

  •
  As a whole, or through the Committee chair, the Committee shall review with the outside auditors the Company's interim financial results to be included in the Company's quarterly reports to be filed with the Securities and Exchange Commission and the matters required to be discussed by SAS No. 61, as amended; this review will occur prior to the Company's filing of the Form 10-Q.

  •
  The Committee shall discuss with management and the outside auditors the quality and adequacy of the Company's internal controls.

  •
  The Committee shall:

  •
  request from the outside auditors annually, a formal written statement delineating all relationships between the auditor and the Company consistent with Independence Standards Board Standard Number 1;

  •
  discuss with the outside auditors any such disclosed relationships and their impact on the outside auditor's independence; and

  •
  recommend that the Board take appropriate action in response to the outside auditor's report to satisfy itself of the auditor's independence.

  •
  The Committee, subject to any action that may be taken by the full Board, shall have the ultimate authority and responsibility to select (or nominate for shareholder approval), evaluate and, where appropriate, replace the outside auditor.

A-2

PROXY	NATIONAL EQUIPMENT SERVICES, INC. 1603 Orrington Avenue, Suite 1600 EVANSTON, ILLINOIS 60201	PROXY

SOLICITED BY THE BOARD OF DIRECTORS

        The undersigned hereby appoints Kevin P. Rodgers, Michael D. Milligan and Paul R. Ingersoll, and each of them, proxies, with power of substitution and revocation, acting together or, if only one is present and voting, then that one, to vote the stock of National Equipment Services, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on May 30, 2002 and at any adjournments or postponements thereof, with all the powers the undersigned would possess if personally present, as designated herein and authorizes the proxies to vote in accordance with the recommendations of the Company's management upon such other business as may properly come before the Annual Meeting of Stockholders.

        THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN ITEM 1 AND FOR ITEM 2.

New Address:

(Continued and to be signed on the reverse side.)

NATIONAL EQUIPMENT SERVICES, INC.
Please mark vote in oval in the following manner using dark ink only. ☒

	For	Withheld	For All Except			For	Against	Abstain
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1 AND 2.	☐	☐	☐	2.	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent public accountants for the fiscal year ending December 31, 2002.	☐	☐	☐
1.	Election of Directors Nominees: John Molner and Ronald St. Clair
(Except nominee(s) written above.)				Check here if you plan to attend the annual meeting.		☐
				☐	Check here for address change.

Dated:	, 2002

Signature(s)

Please date and sign exactly as names appear on this Proxy. Joint owners should each sign. Trustees, executors, etc. should indicate the capacity in which they are signing.

QuickLinks

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
NATIONAL EQUIPMENT SERVICES, INC. 1603 Orrington Avenue, Suite 1600 Evanston, Illinois 60201
PROXY STATEMENT
Annual Meeting of Stockholders to be held on May 30, 2002
PROPOSAL 1 ELECTION OF DIRECTORS
PROPOSAL 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
MANAGEMENT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION
Summary Compensation Table
Option/SAR Grants in Last Year
Aggregated Options/SAR Exercises in Last Year and Year-End Option/SAR Values
PERFORMANCE GRAPH
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SOLICITATION AND EXPENSES OF SOLICITATION
ANNUAL REPORT AND FORM 10-K
SUBMISSION OF STOCKHOLDER PROPOSALS FOR THE 2003 ANNUAL MEETING
NATIONAL EQUIPMENT SERVICES, INC. AUDIT COMMITTEE CHARTER